UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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JDA SOFTWARE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is a list of frequently asked questions made available to employees of JDA Software Group, Inc. on November 30, 2012.

    Employee FAQ for JDA Software Group, Inc. Tender Offer

This FAQ is a summary, not a complete view of the Offer Documents, JDA’s equity plan documents or the Merger Agreement. You must consult those documents and any others referenced below for a complete understanding of the information discussed in this FAQ. We also encourage you to review the Forward Looking Statements disclaimer at the bottom of this FAQ.

I.	What are the terms of the tender offer?

The offer is to purchase shares of JDA Software Group, Inc. (the “Company” or “JDA”) for $45 per share in cash (the “Purchase Price”), less any required withholding taxes and without interest. The offer is qualified by a number of important factors and conditions which you can get by reading 1) the Agreement and Plan of Merger (the “Merger Agreement”) between the Company and affiliates of RedPrairie Corporation (the “Offeror”)1, 2) the tender offer documents (the “Offer Documents”) filed on November 15, 2012 by the Offeror with the U.S. SEC2 and 3) any attachments or amendments to those documents.

On December 13, 2012, at 11:59 p.m. New York time, the tender offer will expire unless it is earlier extended or terminated. This means that JDA stockholders will have until the expiration date to decide whether to tender their shares into the tender offer and receive the Purchase Price in exchange. However, as detailed in the Offer Documents, if you hold your shares in street name (i.e., through a broker, dealer or other nominee), you must contact the institution that holds your shares sufficiently in advance of the expiration date in order for that institution to effect a tender on your behalf. If the tender conditions are met or waived and the tender offer closes, stockholders who have tendered shares will receive the Purchase Price in exchange for such shares. If the tender offer closes and you have not tendered your shares, your shares will be cashed out in exchange for the Purchase Price in a “short-form” merger promptly after the tender closes.

If the conditions to the tender offer are not met or waived and the tender offer does not close, JDA stockholders may have the opportunity, at a later point, to vote for or against merging JDA with RedPrairie at a special meeting of JDA’s stockholders in connection with a “long-form” merger. If a majority of JDA stockholders vote in favor of the “long-form” merger, all stockholders will receive an amount of cash equal to the Purchase Price for each share of JDA stock they own. References to “merger” in this employee FAQ are intended to be to a “short-form” or “long-form” merger, as applicable.

1 You can find the Merger Agreement on the EDGAR web site using JDAS as the ticker symbol and 000-27876 as the file number or through the following URL: http://www.sec.gov/Archives/edgar/data/1006892/000119312512448554/0001193125-12-448554-index.htm.

2 These are also available at the SEC’s website (www.sec.gov) or directly through the following URL:

http://www.sec.gov/Archives/edgar/data/1006892/000119312512472390/0001193125-12-472390-index.htm.

II.     If you hold shares:

A.      I currently own shares of JDA, what are my choices?

1.	Sell your shares in the open market at the prevailing price subject to compliance with the Company’s trading policies.

2.	Tender your shares at the Purchase Price pursuant to the Offer Documents.

3.	Do nothing, in which case one of the following will happen:

a)

If the tender offer and subsequent “short-form” merger closes, your shares will be cashed out. If shares that are cashed out are held in a Fidelity employee stock plan account, the funds will be paid into your Fidelity account; this process can take a couple of weeks. If you acquired your shares pursuant to a Company stock plan and those shares are held in a Fidelity employee stock plan account, upon your receipt of your instructions to tender Fidelity will submit the shares on your behalf and you would then receive $45.00 per share, which is the same as the Purchase Price. The funds will be paid into your Fidelity account; this process can take a couple of weeks; or

b)

If the tender offer does not close, you may have the opportunity to vote for or against merging JDA with RedPrairie in connection with a “long-form” merger. If a “long-form” merger occurs, your shares will be cashed out in the same manner as in a “short-form” merger.

c)	As an alternative to having your shares cashed-out after a merger, you may be able to object to the $45 share price through what are called “appraisal rights” under Delaware law.

However, if the shares that you own are restricted shares pursuant to a Restricted Share Award (each such share, a “Restricted Share”), you will not be able to sell those shares in the open market or tender those shares pursuant to the Offer Documents. Please see item 4 below for a discussion of how Restricted Shares will be handled in this transaction.

III.    If you hold options

A.	I currently have options to purchase shares (“Options”) that are unexercised. Assuming the transaction is completed, what will happen to these?

1.	You can exercise the vested Options and sell the shares in the open market at the prevailing price, subject to compliance with the Company’s existing trading policies.

2.

You can exercise the vested Options and tender the shares as provided for in the Offer Documents or hold them until the merger (in which case they will be handled in the manner described above in item 2(c)).

3.

Do nothing, in which case at the earlier of the closing of the tender offer (the “Offer Closing”) and the effective time of the merger (such earlier time referred to as the “Acceleration Time”) each issued and outstanding Option, whether vested or unvested, will immediately be cancelled as of prior to the Acceleration Time, and converted into the right to receive a cash payment (without interest and less applicable tax withholding) equal to (i) the excess, if any, of the Purchase Price over the exercise price per share of such Option multiplied by (ii) the total number of shares issuable upon exercise in full of such Option. These funds will be paid to you by the Company through its payroll system within five business days after the closing of the merger.

B.	What will be the tax treatment of any payment to which I am entitled upon the cancellation of my Options?

If your Options are cancelled at the Acceleration Time in exchange for a payment to you, the gross amount of the payment to which you are entitled (before deduction of withholding taxes) will be treated as ordinary income and will be taxable as such. Applicable tax withholding will be deducted, and you will receive a payment through the Company’s payroll system that is net of withholding tax. For further information about the tax consequences of holding and exercising the Options (including the tax consequences of exercising such Options and selling shares received upon exercise), please see the discussion in the prospectus for the Company stock plan under which your Options were granted.

IV.    If you hold RSUs or PSAs

A.

I currently have Restricted Share Units (“RSUs”), Performance Share Awards (“PSAs”) or Restricted Shares, in each case that are unvested. Assuming the transaction is completed, what will happen to these?

Each outstanding RSU and PSA will become fully vested immediately prior to the Acceleration Time (with the accelerated vesting of PSAs determined by assuming all applicable performance goals have been achieved at target level of performance). Each RSU and PSA will then be cancelled and converted into the right to receive a cash payment (without interest and less applicable tax withholding) equal to the product of (i) the total number of shares subject to such RSU or PSA immediately prior to the Acceleration Time and (ii) the Purchase Price. Each Restricted Share will become fully vested immediately prior to the Acceleration Time and you will be entitled to receive a cash payment equal to the Purchase Price for such Restricted Share. These funds will be paid to you by the Company through its payroll system within five business days after the closing of the merger.

B.	What will be the tax treatment of any payment to which I am entitled upon the cancellation of my RSUs, PSAs or Restricted Shares?

The gross amount of the payment to which you are entitled (before deduction of withholding taxes) will be treated as ordinary income and will be taxable as such. Applicable tax withholding will be deducted, and you will receive a payment through the Company’s payroll system that is net of withholding tax. For further information about the tax consequences of JDA RSUs, PSAs and Restricted Shares, please see the discussion in the Prospectus for the JDA 2005 Performance Incentive Plan.

C.	Assuming the transaction is completed, what will be the timing of payments and statements?

The Company will process the payments within five business days of the closing of the merger.

D.	Assuming the transaction is completed, what happens if I leave the Company before my equity awards are fully vested?

The unvested portion of any equity award you hold when you leave the Company will terminate at the time your employment ends, unless you are party to a written agreement with the Company that provides otherwise. You will not receive any payments as a result of the tender offer or merger with respect to terminated grants.

V.    ESPP participants

A.

I am currently enrolled in the Company’s Employee Stock Purchase Plan (“ESPP”) for the current offering period beginning September 1, 2012, assuming the transaction is completed, what will happen to my deductions under the ESPP?

ESPP will have an early purchase date of November 30, 2012 after which time the ESPP will be terminated. All payroll deductions made during the period from September 1, 2012 to November 30, 2012 will be used to purchase shares at a discount from the closing price of as here on November 30, 2012.

As was the case with prior offering periods, shares purchased will be deposited to your account at Fidelity as usual.

B.	What will the purchase price be for the November 30, 2012 purchase?

The purchase price will be a discount of 15% from the last sale price of JDA Software on the NASDAQ on November 30, 2012.

C.	When I receive my shares, what are my choices?

See part II above.

D.	If I want to sell the shares, when can I do that?

You will be able to sell the shares as soon as they are deposited into your account at Fidelity. This typically happens within 3 business days from the purchase date.

E.

Assuming the transaction is completed, what will happen to the shares that I previously purchased or that I will purchase in connection with the current offering period through the ESPP (collectively, the “ESPP Shares”) and what is the tax treatment?

You will have the same choices for ESPP Shares as described in item 2 above.

You will receive the same tax treatment for ESPP Shares you tender in accordance with the Offer Documents or that are cashed out in the merger as you would if you had sold these shares in the open market. For further information about the tax consequences of participation in the ESPP, please see the discussion in the Prospectus for the JDA 2008 Employee Stock Purchase Plan.

F.	What will happen to the residual funds from the purchase since they will not be rolled into the next purchase period?

The residual funds will be deposited into your account at Fidelity.

VI.    Who should I contact with questions regarding my shares and equity grants?

  Your primary contact with questions regarding the tender offer and your shares and awards should be:

Camille Mendiola                             Email: Camille@corpequityserv.com

Telephone: 650-465-9683

VII.    How do I contact Fidelity regarding my shares and awards?

  You can call them at 1-800-838-0908. Phone numbers for international locations can be found on their website.

  You can access your account on Fidelity’s system by going to:

  http://personal.fidelity.com/products/stockoptions/welcome.shtml

VIII.    Forward Looking Statements

        This employee FAQ may contain forward-looking statements. These forward-looking statements involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding information regarding the intent, belief or current expectation of the Company and members of its senior management team. Forward-looking statements include, without limitation, statements regarding prospective performance and opportunities and the outlook for the Company’s businesses, performance and opportunities and regulatory approvals, the anticipated timing of filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward looking statements include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of the Company stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on August 6, 2012, its Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K, its Solicitation/Recommendation Statement on Schedule 14D-9, filed with the SEC on November 15, 2012, its preliminary Proxy Statement on Schedule 14A, filed with the SEC on November 21, 2012, and the tender offer documents filed by RP Crown Acquisition Sub, LLC, a Delaware limited liability company (“Merger Sub”) and certain of its affiliates, including RP Crown Parent, LLC (“Parent”), each as amended from time to time. All of the materials related to the transaction (and all other transaction documents filed with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed by the Company with the SEC by contacting Company Investor Relations at 14400 N. 87th Street, Scottsdale, Arizona 85260, telephone number (480-308-3392) or mike.burnett@jda.com. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

Notice to Investors

        This employee FAQ is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Company common stock has been made pursuant to a tender offer statement on Schedule TO, containing an Offer to Purchase and related tender offer documents, filed by Merger Sub and certain of its affiliates with the SEC. In addition, the Company has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THESE DOCUMENTS, AS AMENDED FROM TIME TO TIME, CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The tender offer materials (and all other materials filed by the Company with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Investors and stockholders may also obtain free copies of the documents filed by the Company with the SEC by contacting Company Investor Relations at 14400 N. 87th Street, Scottsdale, Arizona 85260, telephone number (480-308-3392) or mike.burnett@jda.com.

Additional Information about the Merger and Where to Find It

        This communication may be deemed to be proxy solicitation material in respect of the proposed acquisition of the Company by an affiliate of Parent. In connection with the potential one-step merger, the Company has filed a preliminary Proxy Statement on Schedule 14A with the SEC. Additionally, the Company intends to file other relevant materials with the SEC in connection with the proposed acquisition of the Company pursuant to the terms of an Agreement and Plan of Merger dated as of November 1, 2012 by and among the Company, Parent and Merger Sub. THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE WILL CONTAIN IMPORTANT INFORMATION, AND INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND CONSIDER THESE MATERIALS BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION. The materials filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and stockholders will also be able to obtain free copies of the documents filed by the Company with the SEC by contacting Company Investor Relations at 14400 N. 87th Street, Scottsdale, Arizona 85260, telephone number (480-308-3392) or mike.burnett@jda.com.

        The Company and its directors, executive officers and other members of their management and employees, under the SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed transaction. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s definitive proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on October 4, 2012, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the SEC on August, 6, 2012, and the preliminary Proxy Statement on Schedule 14A and other relevant materials which may be filed with the SEC in connection with the transaction when and if they become available. Information concerning the interests of the Company’s potential participants, which may, in some cases, be different than those of the Company’s stockholders generally, are set forth in the preliminary Proxy Statement on Schedule 14A relating to the transaction.